Exhibit 10.6

PLACEMENT AGENT AGREEMENT

March 21, 2002

Sanders Morris Harris Inc.

600 Travis, Suite 3100

Houston, Texas 77002

Attention: Richard C. Webb

Dear Sirs:

1. Introductory. Varitek Industries, Inc., a Texas corporation (the “Company”), offers and proposes to sell (the “Offering”) a minimum of 2500 and a maximum of 15,000 shares (the “Shares”) of its Series A Preferred Stock, no par value (the “Preferred Stock”), at a purchase price of $1000.00 per share. The Preferred Stock is convertible into the Company’s Common Stock, no par value (the “Common Stock”). Pursuant to that certain Financial Advisory Agreement dated September 28, 2001, by and between Sanders Morris Harris, Inc., a Texas corporation (the “Placement Agent”) and the Company (the “Financial Advisory Agreement”), the Placement Agent was engaged on an exclusive basis to advise, consult with and assist the Company in various matters, including without limitation the private placement of the Shares. To the extent there are any conflicting provisions in this Placement Agent Agreement (the “Agreement”) and the Financial Advisory Agreement or any other agreements or understandings between the Company and the Placement Agent, whether written or oral, the provisions of this Agreement shall control.

The Company hereby agrees with the Placement Agent, as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent that:

(a) A final Private Placement Memorandum dated January 9, 2002, with respect to the Offering and proposed sale of the Shares, together with the exhibits thereto and the documents incorporated by reference therein (collectively, the “Memorandum”), copies of which have heretofore been delivered to the Placement Agent, has been carefully prepared by the Company in conformity with the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and all other applicable securities laws, except for financial statements included in the Memorandum to the extent they should have been identified as being in “draft” form.

(b) Neither the Memorandum (including any amendment or supplement thereto) nor any supplemental sales material relating to the Offering (when read in conjunction with the Memorandum, whether designated only for broker-dealer use or otherwise) includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation does not apply (i) financial statements in the Memorandum to the extent they should have been identified as being in “draft” form or (ii) to statements in or omissions from the Memorandum (including any such amendment or supplement) or such supplemental sales material based upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for use therein.

(c) The Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Texas. The Company has all requisite corporate power and authority to own and operate its properties and assets and to conduct its business as described in the Memorandum, and to execute, deliver and perform under this Agreement; the Memorandum; the Financial Advisory Agreement; the Subscription Agreements to be executed and entered into by the Company and purchasers in the Offering prior to, on or after the date hereof (the “Subscription Documents”), the Certificate of Designation of Series A Preferred Stock of Varitek Industries, Inc. to be executed and filed on or about the date hereof (the “Certificate”); the $300,000 Term Note executed by the Company in favor of Orrin H. Swayze (the “Note”); the Warrant to be executed by the Company in favor of the Placement Agent on or about the date hereof (the “Agent’s Warrant”) and the Warrant to be executed by the Company in favor of Orrin H. Swayze on or about the date hereof (collectively, the “Warrants”); the Escrow Agreement dated February 26, 2002, by and between the Company, the Placement Agent and Sterling Bank (the “Escrow Agreement”); the Voting Agreement to be executed and entered into by the Placement Agent, the Company, Harry Bayne, Baco International, Randy Bayne and Arthur Goetz on or about the date hereof (the “Voting Agreement”); and any other agreements, instruments, certificates or documents to which the Company is a party that relate to or arise from the Offering or the transactions contemplated thereby, together with all exhibits, schedules and agreements thereto and contemplated therein (collectively, the “Transaction Documents”). Except for the state of California, the Company is duly qualified, authorized to do business and in good standing as a foreign corporation in all jurisdictions in which its activities, business and properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to be so qualified, authorized or in good standing would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company.

(d) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the due authorization, execution and delivery of this Agreement and the other Transaction Documents, and the performance of all obligations of the Company hereunder and thereunder, including without limitation the authorization, sale, issuance and delivery of the

Shares and the Conversion Shares (as defined in Section 2(e)), as the case may be, has been taken. This Agreement and the other Transaction Documents, when executed and delivered by or on behalf of the Company, will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and (ii) general principals of equity that restrict the availability of equitable remedies.

(e) All action required to be taken by the Company as a condition to the due and proper authorization, issuance, sale, and delivery of the Shares to the subscribers therefor in accordance with the terms of the Transaction Documents (including without limitation the Memorandum and the Certificate) has been taken. Upon the payment of the consideration for such Shares as specified in the Transaction Documents, such Shares will be validly issued, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, will be free and clear of all liens imposed by or through the Company, will conform in all material respects to the description thereof contained in the Memorandum and the Certificate, and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as (i) the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The shares of the Common Stock issuable upon conversion of the Shares in accordance with the terms of the Certificate (the “Conversion Shares”) have been duly and validly authorized and reserved for issuance upon such conversion, and, immediately after such conversion, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, will conform in all material respects to the description thereof contained in the Memorandum, and will be free and clear of all liens imposed by or through the Company.

(f) Upon the filing and acceptance by the office of the Secretary of State of Texas of the Certificate: (i) the authorized capital stock of the Company will consist of 50,000,000 shares of the Common Stock, of which 5,612,049 shares will be issued and outstanding as of March 18, 2002, and 10,000,000 shares of preferred stock, no par value, of which 15,000 shares have been designated Preferred Stock, and no shares of which are issued and outstanding as of the date hereof, and (ii) the designations, powers, preferences, rights, qualifications, limitations, and restrictions in respect of each class and series of authorized capital stock of the Company as set forth in the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) and the Certificate will be valid, binding and enforceable, and in accordance with all applicable laws. Except for the Warrants, the Voting Agreement and stock options as disclosed in the Memorandum, (i) there is no commitment by or obligation of the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (ii) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iii) there are no voting trusts or similar agreements, stockholders’ agreements, pledge agreements, transfer restrictions, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company. Except as set forth in the Memorandum, no person holds of record or, to the best of the Company’s knowledge, beneficially, 5% or more of the outstanding shares of the capital stock of the Company. All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws. The capital stock of the Company conforms in all material respects to the description thereof contained in the Memorandum. Except as disclosed in the Memorandum, the Offering or sale of the Shares as contemplated in the Transaction Documents will not give rise to any rights for or relating to the registration of any shares of Common Stock other than the registration rights of the holders of the Shares and pursuant to the Warrants.

(g) The Offering and sale of the Shares in the manner contemplated by the Transaction Documents will be exempt from registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has made, during the six months prior to the date hereof, or (ii) will make, throughout the Offering Period (as herein defined) or during the six-month period commencing on the latest Closing Date (as herein defined), any offer to sell or any sale of any security to be issued by it or any security issued or to be issued by any other corporation, partnership, or similar entity formed or to be formed by it, that would invalidate the exemption from registration relied on to offer and sell the Preferred Stock.

(h) The Company is not in violation of its Articles of Incorporation or bylaws, or, except as disclosed in the Memorandum or in Schedule 2(h) hereto, in default, or with the giving of notice or lapse of time or both, would be in default, in the performance of any obligation, agreement, or condition contained in any lease, license, contract, indenture, or loan agreement or in any bond, debenture, note, or any other evidence of indebtedness, except for such defaults as would not have a material adverse effect on the Company. The execution, delivery and performance of the Transaction Documents, the incurrence of the obligations arising under the Transaction Documents, the issuance, sale, and delivery of the Shares, the issuance and delivery of the Conversion Shares, and the consummation of the other transactions contemplated by the Transaction Documents, have been duly authorized by all requisite corporate action on the part of the Company and will not (i) conflict with or result in a breach of, or default under, the Articles of Incorporation or bylaws of the Company, or any loan agreement, mortgage, lease, deed of trust, indenture, or other agreement or instrument to which the Company is a party or by which it is bound, or any judgment, law, statute, order, rule, administrative regulation, or decree of any court, or governmental authority, agency or body having jurisdiction over the Company or its properties, or (ii) result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company.

(i) Since the dates for which information is given in the Memorandum, except as set forth in the Memorandum (including the financial statements contained therein), the Company has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business, and there has not been any material adverse change or any development involving a prospective material adverse change in the financial condition, business, properties or results of operations of the Company, or any change in the capital or increase in the long-term debt of the Company, nor has the Company declared, paid or made any dividend or distribution of any kind on any class of its capital stock.

(j) Subject to the assumptions and qualifications contained therein, and except to the extent they should have been identified as being in “draft” form, the Company’s financial statements set forth in the Memorandum fairly present the financial condition of the Company at the respective dates therein specified and the results of operations and cash flows of the Company for the respective periods covered thereby, and such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as otherwise noted therein. The assumptions used in preparing the pro forma financial statements included in the Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(k) Except as disclosed in the Memorandum or in Schedule 2(h) hereto, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that, if determined adversely to the Company’s interests, could have a material adverse effect on the financial condition, business, properties or results of operations of the Company, or that could affect the validity of the Transaction Documents or the right of the Company to enter into any of such Transaction Documents, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened or any basis therefore known by the Company involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as disclosed in the Memorandum or in Schedule 2(h) hereto, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agent or instrumentality.

(l) Except where such failure would not have a material adverse effect on the business, assets, results of operation, condition, or prospects of the Company, except as disclosed in the Memorandum and in Schedule 2(h) hereto and with respect to any and all property either owned or leased, real or personal, that is located in California, the Company has good and valid title, free and clear from all liens and encumbrances, to all of its assets, whether personal or real property, owned or leased. All of the Company’s tangible personal property has been maintained in accordance with generally accepted industry practice and is, in all material respects, in good operating condition and repair, ordinary wear and tear excepted. All leased personal property is, in all material respects, in the condition required of such property by the terms of the lease applicable thereto, and all such leases are in full force and effect and have not been modified or amended, and no party thereto is in default in any material respect thereunder. The Company owns no real property or any interest in real property, other than as described in the Memorandum and leasehold interests granted pursuant to written leases; the Company has neither granted nor is subject to any options to purchase or rights of first refusal with respect to any real property; and all of the Company’s leases of real property are in full force and effect and have not been modified or amended, and no party thereto is in default in any material respect thereunder.

(m) No consent, approval, authorization, or order of, or filing with, any court or governmental authority, agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such filing as may be required by the Securities Act, or state securities or Blue Sky laws.

(n) Except as would not have a material adverse effect on the business, assets, results of operation, condition, or prospects of the Company, the Company has filed, or caused to be filed, on a timely basis, all tax returns (including payroll, unemployment, and other taxes related to its employees and independent contractors) required to be filed with any government, any state or political subdivision thereof or any agency or entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government (each a “Governmental Body”), and has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed, or collected by any Governmental Body that may have become due and payable pursuant to those tax returns or otherwise. No deficiency assessment with respect to or proposed adjustment of any of the Company’s Federal, state, municipal, or local tax returns has occurred or, to the Company’s knowledge, is threatened. There has been no tax lien imposed by any Governmental Body outstanding against the Company’s assets or properties, except the lien for current taxes not yet due. The charges, accruals, and reserves on the books of the Company with respect to taxes for all fiscal periods are adequate in the opinion of the Company, and the Company does not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor against which adequate reserves have not been set up. The Company has not been advised that any Federal income tax return of the Company has been, or will be, examined or audited by the Internal Revenue Service.

(o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Memorandum, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended, or a “holding company” within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

3. Representations and Warranties of Sanders Morris Harris. The Placement Agent represents and warrants to, and agrees with, the Company that:

(a) To the best of Placement Agent’s knowledge, at the date of the Memorandum, the section of the Memorandum titled “Plan of Distribution” did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the date of the Memorandum, the Placement Agent has not performed any act in contravention of such section of the Memorandum or that would make any statement contained therein untrue.

(b) Placement Agent has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Texas, with power and authority (corporate and other) to perform its obligations under this Agreement.

(c) There are no legal or governmental proceedings pending or, to Placement Agent’s knowledge, threatened to which Placement Agent is a party or of which any of its properties is the subject which, if determined adversely to Placement Agent, would individually or in the aggregate materially and adversely affect Placement Agent’s ability to perform its obligations under this Agreement.

(d) There are no facts or circumstances relating to Placement Agent’s directors or officers which would give rise to a prohibition or restriction under the terms of Rule 502(b)(2)(iii) adopted under Regulation D.

(e) No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by Placement Agent of its obligations under this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. or under Regulation D or state securities or Blue Sky laws.

4. Offering and Sale of Preferred Stock. (a) On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and upon the conditions herein set forth, the Placement Agent is hereby appointed the exclusive selling agent of the Company during the term specified below (the “Offering Period”) for the purpose of finding subscribers for a minimum of 2500 and a maximum of 15,000 of the Shares for the account of the Company through the Offering to an unlimited number of “accredited investors” (as such term is defined in Rule 501 of Regulation D). Subject to the performance by the Company of all its obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, Placement Agent hereby accepts such engagement and agrees on the terms and conditions herein set forth to advise, consult with and assist the Company during the Offering Period to find subscribers for a minimum of 2500 and a maximum of 15,000 of the shares at a price of $1000.00 per Share. The Placement Agent’s engagement hereunder, which is terminable as provided in Section 11 hereof, shall continue until not later than May 15, 2002; provided that such termination date (the “Termination Date”) may be extended by mutual agreement of the parties.

(b) In connection with the performance of its obligations under this Agreement, the Placement Agent may engage, for the account of the Company, the services of one or more broker-dealers (“Additional Agents”) who are members of the National Association of Securities Dealers, Inc. and who are acceptable to the Company, and, as compensation for their services, shall pay to such Additional Agents an amount to be negotiated between the Placement Agent and such Additional Agents. Such amount will be paid to the Additional Agents by the Placement Agent only out of the commissions received by it in respect of sales of Preferred Stock as described in paragraph (f) of this Section 4, and the Company shall have no obligation to any Additional Agent respecting any such payment. The arrangements, if any, between the Company, the Placement Agent, and any Additional Agent shall be set forth in an Additional Agent Agreement (“Additional Agent Agreement”), which shall provide, among other things, that such Additional Agent shall be deemed to have agreed to the matters set forth herein as if the Additional Agent were a signatory hereof. Nothing contained in this Agreement or in the Additional Agent Agreement shall be deemed to constitute the Additional Agents, if any, as the Placement Agent’s agents, and the Placement Agent shall not be liable to the Company in respect of the performance by the Additional Agents, if any, of any representations, warranties or covenants of such Additional Agents contained herein or in the Additional Agent Agreement.

(c) Each subscriber must complete and execute a copy of the Subscription Documents (including an Investor Questionnaire and, if necessary, a Purchaser Representative Certificate). Upon receipt, the Placement Agent shall hold the

Subscription Agreements for safekeeping and deposit all funds delivered to the Placement Agent into a segregated subscription escrow account as described in the Memorandum.

(d) In the event that subscriptions for a minimum of 2500 shares of Preferred Stock shall not have been received and accepted by the Company by the Termination Date, all funds received from subscribers (if any) shall be returned in full (without interest), and the Placement Agent’s engagement and this Agreement shall terminate without obligation on the Placement Agent’s part or on the part of the Company, except as provided in Sections 6 and 7 hereof.

(e) If, by the Termination Date or such earlier time as may be agreed upon by the Placement Agent and the Company, the Placement Agent has received subscriptions for at least 2500 Shares, the Placement Agent shall notify the Company of the aggregate amount of Preferred Stock for which it has received subscriptions. Payment of the purchase price for the Shares for which the Placement Agent has found subscribers, and delivery, with respect to each subscriber for Preferred Stock, of a copy of a Subscription Agreement signed by such subscriber, shall then be made at the offices of Sanders Morris Harris, 600 Travis, Suite 3100, Houston, Texas 77002, or such other place as shall be agreed upon between Placement Agent and the Company, at 10:00 A.M., Houston Time, on the fifth full business day after the day on which the Placement Agent notifies the Company of the amount of Preferred Stock subscribed for, or such other day and time (not later than ten business days thereafter) as shall be agreed upon between the Placement Agent and the Company (the “Closing Date”).

(f) As compensation for its services, a cash commission will be paid to the Placement Agent with respect to subscriptions received by it and accepted by the Company as to which the payments and deliveries provided for in this Section 4 are made at each Closing Date equal to 8.0% of the purchase price of each share of Preferred Stock. In addition, the Company agrees to reimburse the Placement Agent for its reasonable, out-of-pocket expenses in accordance with Section 6 hereof.

(g) Neither the Placement Agent, the Company, nor any Additional Agent shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Shares; provided, however, that, subject to Section 4(b), normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Shares, shall not be prohibited hereby.

(h) If the Offering closes, as further consideration for the Placement Agent’s services hereunder, the Company will issue to the Placement Agent on each Closing Date a common stock purchase warrant (the “Agent’s Warrant”) in the form attached hereto as Exhibit A granting the Placement Agent the right to purchase from the Company for a period of five years after such Closing Date one share of Common Stock for each 10 shares of Common Stock that is issuable upon conversion of the Preferred Stock for a cash consideration equal to 120% of the initial conversion price of the Preferred Stock subject to adjustment upon the occurrence of certain events. The Agent’s Warrant shall be deemed fully earned upon its issuance.

(i) Each of the Placement Agent and the Company will advise the other if it becomes aware of any material change in the facts and circumstances subsequent to the date of the Memorandum relating to the offer and sale of the Shares as described in the Memorandum.

(j) If at any time after the date of the Memorandum and prior to the Termination Date, either the Placement Agent or the Company becomes aware of the occurrence of an event as a result of which the Memorandum includes an untrue statement of a material fact, or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Placement Agent or the Company, as applicable, will promptly notify the other thereof, and will prepare an amendment or supplement to the Memorandum that will correct such statement or omission. The Company will furnish information with respect to itself as Placement Agent may from time to time reasonably request.

(k) Neither the Placement Agent nor the Company will make a general solicitation with respect to the Offering.

5. Covenants and Agreements of the Company. The Company covenants and agrees with the Placement Agent that:

(a) The Company will not, prior to the applicable Closing Date and without the consent of the Placement Agent (which consent shall not unreasonably be withheld), incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Memorandum. The Company will not, prior to the applicable Closing Date, declare or pay any dividend or make any distribution on the Preferred Stock payable to stockholders of record on a date prior to the applicable Closing Date or declare or pay any bonuses to employees or increase any employees compensation without the Placement Agent’s prior written consent, except in the ordinary course of annual reviews.

(b) The Company will use the net proceeds received by it from the sale of the Preferred Stock in the manner specified in the Memorandum under the caption “Use of Proceeds.”

(c) The Company will deliver to the Placement Agent, at or before the date hereof, an original of the Memorandum suitable for duplication by the Placement Agent, including the financial statements included or incorporated by reference therein. The Company will deliver to the Placement Agent, from time to time until the Termination Date, an original of such amendments or supplements to the Memorandum that may be prepared by the Company suitable for duplication by the Placement Agent.

(d) The Company will prepare and file, or cause to be prepared and filed, all reports or other documents as are or may be required to enable the Shares to be qualified for sale under the securities laws (including without limitation Regulation D) of such jurisdictions as the Placement Agent may designate; provided that the Placement Agent provide all information as to purchasers of the Shares required for such filings.

(e)

(i) For a period of two years from the latest Closing Date, the Company will deliver to Placement Agent (a) copies of the financial statements furnished by the Company to its security holders and each other report furnished by the Company to its security holders, (b) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make generally available to its security holders, and (c) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, promptly upon transmission thereof.

(ii) For a period of two years from the latest Closing Date, in the event the Placement Agent does not have a designee on the Company’s Board of Directors pursuant to the Voting Agreement, the Company will deliver to Placement Agent (a) prior to communicating any formal or informal offer to a prospective acquisition or merger candidate or partner, timely oral (or written to the extent practicable and available) reports on all proposed merger and acquisition discussions and financing plans, commencing with all internal planning discussions and continuing through all significant activities with third parties, including investment and commercial banks (and other intermediaries and finders) and prospective parties to proposed transactions or financing, and in the instance of a contemplated combination, such communications should occur promptly after any introductory meeting with any potential acquisition or merger candidate or partner which results in a determination by management to proceed with additional discussions regarding such acquisition or merger, (b) with respect to any proposed merger or acquisition, to the extent practicable and available, the following information with respect to the target company and transaction prior to communicating any formal or informal offer to a prospective candidate: all available historical financial information, pro forma combined financial information for at least twelve months preceding and following the proposed transaction, the merger rationale, a corporate overview, a plan of integration, and a preliminary price analysis, and (c) timely oral (or written to the extent practicable and available) reports of internal discussions with respect to the strategic plans.

(f) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf will offer or sell any security to be issued by it or any security issued or to be issued by any other corporation, partnership, or similar entity formed or to be formed by it, which security is of the same or a similar class as the Preferred Stock or the Common Stock of the Company for a period of six months after the latest Closing Date, other than offers of securities under an employee benefit plan as defined in Rule 405 under the Act, Common Stock issued upon exercise of the Warrants, securities issued in connection with acquisitions, or other securities, in each case that will not invalidate the exemption from registration relied on to offer and sell the Preferred Stock., unless the Company provides Placement Agent with an opinion of counsel acceptable to Placement Agent that any such offer or sale will not be integrated with the offering of the Preferred Stock pursuant to this Agreement for purposes of the exemptions under Regulation D and the condition contained in Rule 502(a) of Regulation D.

(g) The Company grants the Placement Agent a right of first refusal superseding all others to act as, at least, co-manager on the next succeeding public or private offering by the Company of its securities within the 24 months following the latest Closing Date. The foregoing rights of first refusal shall not apply (i) if it is subsequently determined (A) by a court of law or the NASD (as defined below) that, while acting in its capacity of investment banker, the Placement Agent committed acts of negligence and (B) that the Placement Agent’s inclusion in such offering would negatively affect the Company or (ii) if in the reasonable judgment of counsel for the lead underwriter selected by the Company, the Placement Agent’s inclusion as an underwriter would cause the offering to violate applicable rules and regulations of federal or state governmental agencies, including the Corporate Financing Rules of the National Association of Securities Dealers, Inc. (the “NASD”). The foregoing rights of first refusal shall survive until the earlier of the date 24 months from the latest Closing Date or until completion of the next succeeding public offering, whichever occurs first.

6. Payment of Expenses. If this Agreement becomes effective and the transactions contemplated by this Agreement are consummated or this Agreement terminates or is terminated, the Company will pay all reasonable out-of-pocket expenses incident to the performance of the obligations of the Company under this Agreement, including (but not limited to) all expenses and taxes incident to the sale and delivery of the Preferred Stock, all expenses incident to the printing of copies of the Memorandum, any supplemental sales material supplied or approved in writing by the Company, any amendments or supplements thereto, any “Blue Sky” memorandum, and furnishing the same to the Placement Agent, all filing and printing fees and expenses (including legal fees and disbursements of its counsel) directly incurred in connection with qualification of the Preferred Stock for sale under the laws of such jurisdictions as the Placement Agent may designate, the fees and disbursements of counsel and accountants for the Company, and all of the Placement Agent’s reasonable out-of-pocket expenses (including fees and disbursements of its counsel, travel, and related expenses incurred in connection with this Agreement and the Offering) incurred in connection with this Agreement, preparing to market, and marketing the Preferred Stock.

7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates, agents and advisors, any

Additional Agents, and their respective directors, officers, employees, agents and controlling persons (each an “Indemnified Person”), against any losses, claims, damages, liabilities and expenses whatsoever, joint or several, to which any such Indemnified Party may become subject under any applicable federal or state law of the United States of America or otherwise, caused by, relating to or arising out of the engagement evidenced hereby. In connection with the foregoing sentence, the Company will reimburse each Indemnified Party for any and all expenses (including reasonable counsel fees and expenses) as they are incurred by such Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not resulting in liability; provided, however, that at the time of such reimbursement such Indemnified Party shall have entered into an agreement with the Company whereby such Indemnified Party agrees to repay all such reimbursed amounts if it is determined in a final judgment by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnity from the Company. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Party under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense results directly from any such Indemnified Party’s willful misconduct or gross negligence. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

(b) If for any reason the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless (other than a final non-appealable judgment finding any Indemnified Party liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct), then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault by the Company and such Indemnified Party, as well as any relevant equitable considerations, subject to the limitation that in no event shall a total contribution of all Indemnified Parties to all such losses, claims, damages, liabilities or expenses exceed the amount of fees actually received and retained by the Placement Agent hereunder.

8. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties, and other statements of the Placement Agent and the Company as set forth in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company or any of the officers or directors of the Company or any controlling person, and shall survive consummation of the transactions contemplated in the Transaction Documents and delivery of and payment for the Preferred Stock.

9. Conditions of the Placement Agent’s Obligations. The Placement Agent’s obligations hereunder are subject to the accuracy in all material respects at and (except as otherwise stated herein) as of the date hereof and at and as of the applicable Closing Date, of the representations and warranties made herein by the Company, to the compliance in all material respects at and as of the applicable Closing Date by the

Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the applicable Closing Date and to the following additional conditions:

(a) The Placement Agent shall not have stated in writing prior to the applicable Closing Date to the Company that the Memorandum, or any amendment or supplement thereto contains an untrue statement of fact which, in the Placement Agent’s opinion, is material, or omits to state a fact which, in the Placement Agent’s opinion, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Placement Agent shall have received from Ballard Spahr Andrews & Ingersoll, L.L.P., counsel for the Company, an opinion, dated the applicable Closing Date, substantially to the effect set forth in Exhibit B hereto.

(c) The Placement Agent shall have received a certificate, dated the applicable Closing Date, of the Chief Executive Officer or the President and the chief financial or accounting officer of the Company to the effect that:

(i) No injunction preventing or suspending the use of the Memorandum has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act or any state securities laws;

(ii) The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the applicable Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date;

(iii) No litigation has been instituted or, to the knowledge of the Company, threatened against the Company of a character required to be disclosed in the Memorandum that is not so disclosed; and

(iv) Between the date of this Agreement and the applicable Closing Date, there has not been any material adverse change, or to the knowledge of the Company, any development involving a prospective material adverse change (so far as the Company may now foresee), in the condition (financial or otherwise), business, prospects, or results of operations of the Company.

(e) The Company shall have furnished to the Placement Agent such additional certificates as the Placement Agent may have reasonably requested as to the accuracy, at and as of the applicable Closing Date, of the representations and warranties made herein by it, as to compliance at and as of the applicable Closing Date by it with its covenants and agreements herein contained, and other provisions hereof to be satisfied at or prior to the applicable Closing Date and as to other conditions to the Placement Agent’s obligations hereunder.

(f) There shall not have been any material adverse change in any legal proceedings or regulatory actions pending or the commencement of similar actions which, if determined adversely to the Company, would have a material adverse effect on the condition (financial or otherwise), business, property, or results of operations of the Company.

If any of the conditions provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Placement Agent by notifying the Company of such termination in writing at or prior to the applicable Closing Date, but the Placement Agent shall be entitled to waive any of such conditions in writing.

10. Effective Date. This Agreement shall become effective at 10:00 A.M., Houston Time, on the date hereof.

11. Termination. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 4(f), 4(h), 6, 7, and 8.

This Agreement may be terminated after it becomes effective by (i) the Company for any reason by notice to the Placement Agent and (ii) the Placement Agent by notice to the Company (A) if at or prior to the applicable Closing Date trading in securities on the New York, American Stock Exchange, or Nasdaq Stock Market shall have been suspended or minimum or maximum prices shall have been established on either such exchange or stock market, or a banking moratorium shall have been declared by Texas or United States authorities (unless such suspension is made pending completion of the sale of the Preferred Stock, at which time, such suspension will be lifted); (B) if at or prior to the applicable Closing Date there shall have been an outbreak of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which, in the Placement Agent’s judgment, makes it impracticable or inadvisable to offer or sell the Preferred Stock; (C) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the Placement Agent’s judgment, makes it impracticable or inadvisable to offer or deliver the Preferred Stock on the terms contemplated by the Memorandum, or (D) if there shall be any litigation or regulatory action, pending or threatened against or involving the Company, which, in the Placement Agent’s judgment, makes it impracticable or inadvisable to offer or deliver the Preferred Stock on the terms contemplated by the Memorandum.

If, and only if, the Company terminates this Agreement after it becomes effective for any reason (other than the Placement Agent’s material failure to comply with its obligations under this Agreement) or the Offering fails to close because of the

Company’s breach of any representations or warranties contained in this Agreement or the Company’s failure to fulfill its covenants and agreements contained in this Agreement, the Company shall pay the Placement Agent its actual expenses incurred as provided in Section 6 hereof, less the amounts previously paid to the Placement Agent by the Company, which shall be in addition to all amounts previously paid to the Placement Agent, and any amounts payable to the Placement Agent pursuant to Sections 4(f), 4(g), 6, or 7 hereof.

12. Agreement Concerning Disclosure of Information. The Placement Agent agrees to treat confidentially any information which is furnished to it (or to parties acting on its behalf) by or on behalf of the Company (the “Information”). The Placement Agent agrees that it will use the Information only for the purposes related to the Offering, and that the Information will be kept confidential by the Placement Agent and its partners, members, managers, officers, directors, employees, agents, accountants, attorneys and other affiliates (collectively, the “Affiliates”), and that Placement Agent and its Affiliates will not disclose the Information to any person; provided, however, that the Information may be disclosed to (a) Affiliates who need to know such information for the purpose of evaluating or providing services in connection with the Offering, (b) to any federal or state regulatory agency and their employees, agents, and attorneys for the purpose of making any filings or disclosures required by law, and (c) any other person to which the Company consents in writing prior to any such disclosure.

In the event that the Placement Agent is requested or required (by oral questions, documents, subpoena, civil investigation, demand, interrogatories, request for information, or other similar process) to disclose to any person any information supplied to it or its Affiliates in the course of their dealings with the Company or its respective representatives, the Placement Agent agrees that it will provide the Company with prompt notice of such request(s) within a reasonable time prior to such disclosure so that the Company may seek an appropriate protective order and/or waiver of compliance with the provisions of this Agreement. It is further agreed that, if a protective order is not obtained, or a waiver is not granted hereunder, and the Placement Agent is nonetheless, in the written opinion of counsel, compelled to disclose information concerning the Company to any tribunal or else stand liable for contempt or suffer the censure or penalty, the Placement Agent may disclose such information to such tribunal without liability hereunder. Prior to making such disclosure, the Placement Agent shall deliver a written opinion of its counsel (at the Company’s expense) to the Company’s counsel that disclosure is compelled by law. The Placement Agent will exercise commercially reasonable efforts (at the Company’s expense) to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

13. Notices. All communications hereunder shall be in writing and, if sent to the Placement Agent or any Additional Agent shall be mailed, delivered or telegraphed and confirmed to Sanders Morris Harris, at 600 Travis, Suite 3100, Houston, Texas 77002, Attention: Richard C. Webb, or if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company, at 8748 Clay Road, Suite 308, Houston, Texas 77080, Attention: Randy S. Bayne.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, any Additional Agents, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control Placement Agent or any Additional Agent within the meaning of Section 15 of the Act.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Placement Agent.

Very truly yours,

VARITEK INDUSTRIES, INC.

By:	/s/ RANDY BAYNE
Name:	Randy S. Bayne
Title:	Chairman & CEO

Accepted and delivered in Houston, Texas

as of the date first above written

By:	/s/ RICHARD C. WEBB
Richard C. Webb

Schedule 2(h)

Mike Sherman	50,000 contract labor

Robert Half International	94,000 contract labor

We believe there are 4 judgments filed also in California totaling less than 100,000 for individual suits.